Exhibit 99.2

The following tables present the Company’s commercial and industrial and commercial real estate loan portfolios at March 31, 2020 by industry sector:

Commercial and industrial loans

Industry	Loan Balance (in millions)	Percentage of C&I Loans	Percentage of Total Loans
Accommodation and Food Service	$278	9%	1%
Administrative and Support and Waste Management	113	4%	1%
Agriculture, Forestry, Fishing and Hunting	20	1%	0%
Arts, Entertainment, and Recreation	47	2%	0%
Construction	208	7%	1%
Educational Service	80	3%	0%
Finance and Insurance	199	7%	1%
Health Care and Social Assistance	653	21%	3%
Information	29	1%	0%
Management of Companies and Enterprises	2	0%	0%
Manufacturing	213	7%	1%
Mining, Quarrying, and Oil and Gas Extraction	61	2%	0%
Professional, Scientific, and Technical Services	79	3%	0%
Public Administration	1	0%	0%
Real Estate and Rental	511	17%	2%
Retail Trade - clothing, home, gasoline, health	83	3%	0%
Retail Trade - sporting, hobby, vending, e-commerce	7	0%	0%
Transportation - air, rail, truck, water, pipeline	196	6%	1%
Utilities	2	0%	0%
Wholesale Trade	101	3%	0%
Other	173	6%	1%
Total Commercial and Industrial	$3,056	100%	14%

Commercial real estate loans

Industry	Loan Balance (in millions)	Percentage of CRE Loans	Percentage of Total Loans
Accommodation and Food Service	$109	2%	1%
Arts, Entertainment, and Recreation	18	0%	0%
Health Care and Social Assistance	42	1%	0%
Mixed Use Property	426	9%	2%
Office	1,179	25%	6%
Retail Store	939	20%	4%
Shopping Center	835	18%	4%
Warehouse	789	17%	4%
Other	345	7%	2%
Total Commercial Real Estate	$4,682	100%	22%

The following table presents the Company’s deferral requests by portfolio segment as of April 22, 2020:

($ in millions)	Loan Balance at March 31, 2020	Loan Balance of Deferral Requests	Percentage of Portfolio
Commercial and industrial	$3,056	575	19%
Commercial real estate	4,682	1,236	26%
Multi-family	7,620	1,096	14%
Construction	275	—	0%
Residential	4,956	618	12%
Consumer	699	17	2%
Total loans	$21,286	3,543	17%